UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2010

Astrotech Corporation
(Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650 Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 485-9530

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial aerospace services, announced that NASA awarded its Astrotech Space Operations business unit a new contract for payload processing services for expendable launch vehicles (ELVs) and evolved expendable launch vehicles (EELVs) from Cape Canaveral Air Force Station (CCAFS) at the Eastern Range in Florida.

With a value not to exceed $9.5 million, this indefinite-delivery, indefinite-quantity (IDIQ) contract is for payload processing support on several upcoming NASA spacecraft missions. The contract stipulates that the multi-mission contract services are targeted to begin in fiscal year 2011 running through 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated July 26, 2010, issued by Astrotech Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION

By: /s/ Thomas B. Pickens, III
Name: Thomas B. Pickens, III
Title: Chairman of the Board and Chief Executive Officer

Date: July 27, 2010

EXHIBIT INDEX

Paper (P) or

Exhibit No.	Description	Electronic (E)

99.1	Press release, dated July 26, 2010, issued by Astrotech Corporation.	E